EXHIBIT 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

AND PRINCIPAL FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906 OF

THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Xterra Building Systems, Inc. f/k/a Innovate Building Systems, Inc. (the “Company”) on Form 10-Q for the period ended September 30, 2014, as filed with the U.S. Securities and Exchange Commission on the date hereof, I, David R. Cupp, Principal Executive Officer and Principal Financial Officer of the Company, certify to the best of my knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

Such Quarterly Report on Form 10-Q for the Period ended September 30, 2014, fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(2)

the information contained in such Quarterly Report on Form 10-Q for the period ended September 30, 2014 fairly presents, in all material respects, the financial condition and results of operations of the Company.

November 13, 2014	By:	/s/ David R.Cupp
David R. Cupp
Principal Executive Officer Principal Financial Officer Xterra Building Systems, Inc. f/k/a Innovate Building Systems, Inc, Inc.